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                                                                    EXHIBIT 23.6

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-12723) and the related Prospectus of UROHEALTH Systems, Inc. for the registration of 5,750,000 shares of its common stock and to the incorporation by reference therein of our report dated August 8, 1996, except Note K, as to which the date is August 14, 1996, with respect to the consolidated financial statements of Richard-Allan Medical Industries, Inc. included in its Form 8-K/A filed with the Securities and Exchange Commission on September 26, 1996.

                                          ERNST & YOUNG LLP

Kalamazoo, Michigan

November 6, 1996